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Exhibit 21

Subsidiaries of Hewlett-Packard Company

        The registrant's principal subsidiaries and affiliates as of October 31, 2009 are included in the list below.

ARGENTINA
—Hewlett-Packard Argentina S.R.L.
AUSTRALIA
—Hewlett-Packard Australia Pty. Ltd.
—EDS (Australia) Pty. Limited
AUSTRIA
—Hewlett-Packard Gesellschaft m.b.H.
BELGIUM
—Hewlett-Packard Belgium BVBA
—Hewlett-Packard Industrial Printing Solutions Europe BVBA
BERMUDA
—High Tech Services Insurance, Ltd.
BRAZIL
—Hewlett-Packard Brasil Ltda.
BULGARIA
—Hewlett-Packard Bulgaria EOOD
CANADA
—Hewlett-Packard (Canada) Co.
CAYMAN ISLANDS
—Hewlett-Packard Marigalante Ltd.
CHILE
—Hewlett-Packard Chile Comercial Limitada
—HP Financial Services (Chile) Limitada
CHINA
—Hewlett-Packard Technology (Shanghai) Co., Ltd.
—Hewlett-Packard Trading (Shanghai) Co. Ltd.
—China Hewlett-Packard Co., Ltd.
—Shanghai Hewlett-Packard Co. Ltd.
COLOMBIA
—Hewlett-Packard Colombia Limitada
COSTA RICA
—Hewlett-Packard Costa Rica Ltda.

CROATIA
—Hewlett-Packard d.o.o.
CYPRUS
—Hewlett-Packard Cyprus Ltd.
CZECH REPUBLIC
—Hewlett-Packard s.r.o.
DENMARK
—Hewlett-Packard ApS
ECUADOR
—Hewlett-Packard Ecuador CIA Ltda.
EGYPT
—Hewlett-Packard Egypt Ltd.
FINLAND
—Hewlett-Packard OY
FRANCE
—Hewlett-Packard Centre de Competences, France SaS
—Hewlett-Packard France SAS
GERMANY
—Hewlett-Packard GmbH
—Hewlett-Packard Immobilien GmbH
GREECE
—Hewlett-Packard Hellas EPE
GUATEMALA
—Hewlett-Packard Guatemala, Limitada
HONG KONG
—Hewlett-Packard HK SAR Ltd.
HUNGARY
—Hewlett-Packard Magyarorszag Kft
INDIA
—Hewlett-Packard Globalsoft Private Limited
—Hewlett-Packard India Sales Private Limited
INDONESIA
—PT. Hewlett-Packard Indonesia
IRELAND
—Hewlett-Packard International Bank Public Limited Company
—Hewlett-Packard Ireland Limited

—Hewlett-Packard (Manufacturing) Ltd.
ISRAEL
—Hewlett-Packard Indigo Ltd.
ITALY
—Hewlett-Packard Italiana S.r.l.
JAPAN
—Hewlett-Packard Japan Ltd.
KOREA
—Hewlett-Packard Korea Ltd.
LATVIA
—Hewlett-Packard SIA
LITHUANIA
—UAB Hewlett-Packard
LUXEMBOURG
—Hewlett-Packard Luxembourg S.C.A.
MACAU
—Hewlett-Packard Macau Limited
MALAYSIA
—Hewlett-Packard (M) Sdn. Bhd.
MEXICO
—Hewlett-Packard Mexico S. de R.L. de C.V.
MOROCCO
—Hewlett-Packard SARL
NETHERLANDS
—Hewlett-Packard Europe B.V.
—Hewlett-Packard Nederland B.V.
NEW ZEALAND
—Hewlett-Packard New Zealand
NIGERIA
—Hewlett-Packard (Nigeria) Limited
NORWAY
—Hewlett-Packard Norge A/S
PERU
—Hewlett-Packard Peru S.R.L.
PHILIPPINES
—Hewlett-Packard Philippines Corporation

POLAND
—Hewlett-Packard Polska Sp. Z.o.o.
PORTUGAL
—Hewlett-Packard Portugal Lda.
ROMANIA
—Hewlett-Packard (Romania) SRL
RUSSIA
—ZAO Hewlett-Packard AO
SERBIA
—Hewlett-Packard d.o.o.
SINGAPORE
—Hewlett-Packard Asia Pacific Pte. Ltd.
—Hewlett-Packard International Pte Ltd
—Hewlett-Packard Singapore (Private) Limited
—Hewlett-Packard Singapore (Sales) Pte. Ltd.
SLOVAKIA
—Hewlett-Packard Slovakia s.r.o.
SLOVENIA
—Hewlett-Packard d.o.o., druzba za tehnoloske restive
SOUTH AFRICA
—Hewlett-Packard South Africa (Proprietary) Limited
SPAIN
—Hewlett-Packard Espanola S.L.
SWEDEN
—Hewlett-Packard Sverige AB
SWITZERLAND
—Hewlett-Packard International Sàrl
—Hewlett-Packard (Schweiz) GmbH
TAIWAN
—Hewlett-Packard Taiwan Ltd.
THAILAND
—Hewlett-Packard (Thailand) Limited
TURKEY
—Hewlett-Packard Teknoloji Cozumleri Limited Sirketi
UNITED ARAB EMIRATES
—Hewlett-Packard Middle East FZ-LLC

UNITED KINGDOM
—Hewlett-Packard Limited
—Hewlett-Packard Manufacturing Ltd.
—Electronic Data Systems Limited
UNITED STATES
—Hewlett-Packard Bermuda Enterprises, LLC
—Hewlett-Packard Development Company, L.P.
—Hewlett-Packard Enterprises, LLC
—Hewlett-Packard Financial Services Company
—Hewlett-Packard Inter-Americas
—Hewlett-Packard Luxembourg Enterprises LLC
—Hewlett-Packard Mergeco VI, LLC
—Hewlett-Packard Products CV 1, LLC
—Hewlett-Packard Products CV 2, LLC
—Hewlett-Packard Software, LLC
—Hewlett-Packard World Trade, LLC
—HP Financial Services International Holdings Company
—HPFS Global Holdings I, LLC
—HPFS Global Holdings II, LLC
—Bitfone Corporation
—Compaq Computer (Delaware) LLC
—Compaq Latin America Corporation
—Computer Insurance Company
—Electronic Data Systems, LLC
—E.D.S. International Corporation
—E.D.S. Spectrum Corporation
—EDS Administrative Services LLC
—EDS Asia Pacific Services Corporation
—EDS Global Contracts, LLC
—EDS Japan LLC
—EDS South LLC
—EDS World Corporation (Far East) LLC
—EDS World Corporation (Netherlands) LLC
—EDS World Services Corporation
—ExcellerateHRO LLP
—ExcellerateHRO World Services LLC

—EYP Mission Critical Engineering, Inc.
—EYP Mission Critical Facilities, Inc.
—Indigo America, Inc.
—Mercury Interactive, LLC
—NHIC, Corp.
—Saber Software, Inc.
—SafeGuard Services LLC
—Shoreline Investment Management Company
—Tall Tree Insurance Company
—Tandem Computers India Ltd.
—Wendover Financial Services Corporation
—WTAF, LLC
VENEZUELA
—Hewlett-Packard Venezuela, S.R.L.
VIETNAM
—Hewlett-Packard Vietnam Ltd.

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  Exhibit 21
Subsidiaries of Hewlett-Packard Company